UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2007

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York                                                 13-3131650

       (State or other jurisdiction of

         (I.R.S. Employer

        incorporation)

          Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On October 25, 2007, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the third quarter ended September 30, 2007.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated October 25, 2007

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: October 26, 2007

By:       /s/ DAVID P. EDELMAN

Name:  David P. Edelman

Title:    Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated October 25, 2007

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions, Inc. Reports 2007 Third Quarter Results-

--Company Reports 3Q Revenues of $130.3 Million, In-Line with Guidance--

--Reports 3Q Earnings per Share of $0.17, In-Line with Guidance--

--Board Approves Quarterly Dividend of $0.18 per Share--

New York, New York, October 25, 2007 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the third quarter ended September 30, 2007.  The Company reported third quarter net revenues of $130.3 million and earnings per fully-diluted share of $0.17, both in-line with its most recent guidance.

Licensing revenue continued to grow, with a third quarter increase of 7.5% to $11.6 million versus $10.8 million in the same quarter of the prior year.  Comparable store sales continued to improve versus prior periods and were approximately flat in the third quarter. Company Outlet Stores posted their fourth consecutive quarter of positive comparable store sales.  Due to a lower store count, however, the Company’s overall Consumer Direct revenues decreased 3.6% in the third quarter to $39.9 million. Wholesale revenues were affected by the general weakness in the apparel and footwear market and were $78.8 million, down 13.9% versus the prior year's level of $91.5 million.

The Company’s third quarter gross margin remained strong, rising 100 basis points to 44.4%, versus the year-ago level of 43.4%. SG&A, as a percentage of revenues,

increased to 41.3% due to costs associated with stock-based compensation, professional fees, the loss of leverage associated with the revenue decline, and start-up expenses for the development and production of our men’s sportswear line.

The Company noted that its debut men’s sportswear line was well-received and has bookings slightly above plan for the Spring season.

The Company's consolidated inventories increased 3.8% to $56.2 million at September 30, 2007 versus the year-ago level of $54.2 million. Consumer Direct inventories increased 0.9% to $26.1 million from $25.9 million in the prior year, while Wholesale inventories increased 6.5% to $30.1 million from $28.3 million last year.

The Company’s balance sheet remains strong at September 30, 2007 with cash and marketable securities of $96.7 million with no long-term debt.

Chairman and Chief Executive Officer Kenneth Cole said, "While our financial results continue to reflect a business in transition, important elements of the business continue to improve.  Despite the tough market environment, there are a number of growth and marketing initiatives planned for next year which we believe should result in a meaningful improvement in our earnings.”

Also today, the Company issued financial guidance for the fourth fiscal quarter; the Company expects to report net revenues in the range of $130 million to $135 million and earnings per fully-diluted share in the range of $0.15 to $0.17, including an expected $0.04 per share gain on a favorable one-time tax item.

The Company announced today that its board of directors had approved its quarterly dividend of $0.18 per share.  The dividend is payable on December 13, 2007 to shareholders of record as of November 21, 2007.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted, a Kenneth Cole Production; and Tribeca, a Kenneth Cole Production, as well as footwear under the proprietary trademarks Gentle Souls and Le Tigre and under the licensed trademark Bongo.

The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

(Unaudited)

 (In thousands, except

                          Quarter Ended

          9 Months Ended

per share amounts)	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Net Sales	$118,644	$132,839	$346,849	$369,917

Licensing Revenues	11,669	10,850	31,751	31,608

Total Revenue	$130,313	$143,689	$378,600	$401,525
Gross Profit	$57,851	$62,372	$163,130	$170,405

Selling, Gen’l & Admin.	53,794	48,750	150,921	144,988

Operating Income	4,057	13,622	12,209	25,417

Interest and other income	1,525	1,130	4,340	3,656

Income before taxes	5,582	14,752	16,549	29,073

Income tax expense	2,149	5,532	6,372	10,302

Net Income	$3,433	$9,220	$10,177	$18,771

Net Income per share:
Basic	$0.17	$0.46	$0.50	$0.94

Diluted	$0.17	$0.45	$0.50	$0.92

Average Shares Outstanding:
Basic	20,213	19,951	20,172	20,064
Average Shares Outstanding:
Diluted	20,431	20,460	20,464	20,431

Balance Sheet Data:

                             September 30, 2007        September 30, 2006

Cash & Marketable Securities

$     96,674

$        89,360

Due from Factor/Accounts Receivable

$     53,635

$        68,058

Inventory

$     56,205

$        54,155

Total Assets

$   370,455

$      351,572

Working Capital

$   159,676

$      164,854

Accounts Payable

$     36,656

$        33,513

Long-term Debt

$             0

$                0

Total Shareholders’ Equity

$   259,889

$       251,204